EXHIBIT 10.38

THE INFORMATION CONTAINED IN THIS AGREEMENT AND OTHER MATERIALS SUPPLIED TO THE HOLDERS OF SHARES OF THE COMPANY’S SERIES A PREFERRED STOCK IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY IS CONFIDENTIAL, MATERIAL NON-PUBLIC INFORMATION OF THE COMPANY, AND IS BEING SUBMITTED WITH THE UNDERSTANDING THAT SUCH SHAREHOLDERS WILL NOT REPRODUCE OR RELEASE THIS AGREEMENT, INCLUDING THE EXHIBITS AND SCHEDULES HERETO, DISCUSS ANY INFORMATION CONTAINED IN IT, OR USE IT FOR ANY PURPOSE OTHER THAN EVALUATING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. BY ACCEPTING DELIVERY OF THIS AGREEMENT, AND OTHER MATERIALS, EACH SUCH SHAREHOLDER AGREES THAT HE/IT (A) WILL NOT REPRODUCE ANY PART OF THIS AGREEMENT OR DOCUMENTS SUPPLIED WITH IT OR DIVULGE OR MAKE AVAILABLE TO ANYONE, OTHER THAN PROFESSIONAL ADVISORS, ANY OF THEIR CONTENTS AND (B) WILL NOT PURCHASE OR SELL SECURITIES OF THE COMPANY OR COMMUNICATE SUCH INFORMATION TO ANY OTHER PERSON UNDER CIRCUMSTANCES IN WHICH IT IS REASONABLY FORESEEABLE THAT SUCH PERSON IS LIKELY TO PURCHASE OR SELL SECURITIES OF THE COMPANY WHILE IN POSSESSION OF MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY.

NEXXUS LIGHTING, INC.

PREFERRED STOCK EXCHANGE AGREEMENT

THIS PREFERRED STOCK EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of October 29, 2009 (the “Signing Date”), by and between Nexxus Lighting, Inc., a Delaware corporation (the “Company”), and each of the holders (individually, a “Shareholder,” and collectively, the “Shareholders”) of shares of the Company’s Series A Preferred Stock, $.001 par value per share (the “Series A Shares”) set forth on Schedule I hereto. The Company and the Shareholders are sometimes referred to herein individually as a “Party” or collectively as the “Parties.” Certain capitalized terms used herein are defined in Section 7.07 of this Agreement.

BACKGROUND

A. On November 11, 2008, the holders of the Series A Shares and the Company entered into that certain Preferred Stock and Warrant Purchase Agreement (the “Preferred Stock Purchase Agreement”).

B. The Board of Directors of the Company has determined that it is in the best interests of the Company to recapitalize its existing capital stock through the exchange of the Series A Shares for other securities of the Company as set forth herein (the “Exchange”).

C. Each Shareholder owns the number of Series A Shares set forth opposite the name of such Shareholder on Schedule I hereto, and has agreed to exchange all of the Series A Shares owned by such Shareholder upon the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual premises, covenants, representations, warranties and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

EXCHANGE OF SERIES A PREFERRED STOCK

1.01 Exchange. Subject to the terms and conditions hereof, and in reliance on the respective representations, warranties and covenants of the Parties contained herein, effective simultaneously with the closing of a Qualified Public Offering (the “Exchange Date”), and conditioned upon the closing with the underwriters of the sale of the Company’s Common Stock in such Qualified Public Offering, each Series A Share shall automatically be exchanged for other securities of the Company (the “Exchange Securities”) as set forth below. The type of Exchange Securities to be issued to each Shareholder in the Exchange shall be as set forth on the Exchange Offer Election and Shareholder Signature Page (the “Exchange Offer Election”) executed by each such Shareholder and delivered to the Company and as designated opposite the name of such Shareholder under the caption “Exchange Securities” on Schedule I hereto. Subject to receipt of a fully executed copy of this Agreement, within three Business Days after the Exchange Date the Company shall issue the applicable Exchange Securities to each Shareholder against delivery by such Shareholder of his or its Series A Shares duly endorsed in blank for transfer to the Company, free and clear of any and all security interests or transfer, voting or other restrictions or encumbrances of any kind. All accrued, but unpaid, dividends (the “Dividends”) on the Series A Shares shall be paid by the Company in cash within three Business Days after the Exchange Date. Pursuant to the Exchange, and conditioned upon the closing with the underwriters of the sale of the Company’s Common Stock in such Qualified Public Offering, the Company shall issue, as applicable, the following Exchange Securities to the Shareholders:

(a) Each Shareholder who has elected “Option 1” as designated opposite the name of such Shareholder under the caption “Designated Option” on Schedule I hereto shall exchange all of his or its Series A Shares for shares of the Company’s Common Stock, $.001 par value per share (the “Common Stock”) based on the aggregate Stated Value of the Series A Shares being exchanged. The number of shares of Common Stock to be delivered in the Exchange will be determined by dividing the aggregate Stated Value of the Series A Shares being exchanged by the greater of (a) $3.15 or (b) the per share public offering price in the Qualified Public Offering. For purposes of example only, and not by way of limitation, if the per share public offering price in the Qualified Public Offering is $3.50 and 20 Series A Shares are being exchanged, the aggregate Stated Value would be $100,000 and 28,571 shares of Common Stock would be issued by the Company in the Exchange.

(b) Each Shareholder who has elected “Option 2” as designated opposite the name of such Shareholder under the caption “Designated Option” on Schedule I hereto shall exchange all of his or its Series A Shares for a warrant to purchase shares of Common Stock of the Company, the form of which is attached hereto as Exhibit A (the “Warrant”) and a convertible promissory note of the Company in the form attached hereto as Exhibit B (individually a “Note,” and collectively, the “Notes”). The principal amount of each Note issued in the Exchange will equal the aggregate Stated Value of the Series A Shares being exchanged. Each Note will bear interest at 1% per annum and mature three years after issuance. The Notes may be prepaid by the Company at any time upon not less than 30-days prior written notice. The number of shares of Common Stock deliverable upon conversion of a Note will be determined by dividing the aggregate principal amount of the Note by $             (the “Conversion Price”),

which is equal to the sum of the Market Value of the Company’s Common Stock immediately preceding the entering into of this Agreement plus the Warrant Coverage Value). For purposes of this Agreement, Market Value and Warrant Coverage Value shall be determined by applicable NASDAQ rules. For purposes of this Agreement, Market Value means the consolidated closing bid price of the Company’s Common Stock immediately preceding the entering into of this Agreement. Warrant Coverage Value means a value of $.125 for each 100% of Warrant Coverage. For purposes of example only, and not by way of limitation, if the Warrant Coverage for the Notes is 200%, the Warrant Coverage Value would be $.25 (i.e., 200% multiplied by $.125 equals $.25). For each $1.00 in principal amount of a Note issued in the Exchange, the Company will issue the Note holder Warrants to purchase .3896 shares of Common Stock exercisable commencing six months after the issuance of the Warrants for a period terminating three years after issuance of the Warrants at an exercise price equal to the Market Value of the Company’s Common Stock immediately preceding the entering into of this Agreement.

The shares of Common Stock issuable pursuant to Section 1.01(a) above, upon conversion of the Notes (the “Note Shares”) and upon exercise of the Warrants (the “Warrant Shares”) are collectively referred to herein as the “Securities.”

(c) Fractional Shares. No fractional shares of Common Stock shall be issued upon exchange of the Series A Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the Stated Value of such fractional share.

(d) Delivery and Return of Series A Shares. Concurrently with the execution of this Agreement, each holder of record of Series A Shares shall deliver such holder’s certificates evidencing such shares to the principal office of the Company. On the Exchange Date, and conditioned upon the closing with the underwriters of the sale of the Company’s Common Stock in a Qualified Public Offering, the Company shall issue, as applicable, the Exchange Securities to the Shareholders. On the Exchange Date, each holder of record of Series A Shares shall be deemed to be the holder of record of the Exchange Securities issuable to such Shareholder in the Exchange, notwithstanding that certificates representing such Series A Shares shall not have been surrendered at the office of the Company, that notice from the Company shall not have been received by any holder of record of Series A Shares, or that certificates evidencing such Exchange Securities shall not then be actually delivered to such holder. All certificates evidencing Series A Shares that are required to be delivered for exchange in accordance with the provisions of this Agreement, from and after the Exchange Date shall be deemed to have been retired and canceled and the Series A Shares represented thereby exchanged for the applicable Exchange Securities for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. No Exchange will be consummated and the Company shall return all certificates representing Series A Shares to the Shareholders if a Qualified Public Offering has not been consummated on or before February 15, 2010 (the “Termination Date”), unless the holders of a majority of the then outstanding Series A Shares consent in writing to up to a 90-day extension of the Termination Date.

(e) Reacquired Series A Shares. Any Series A Shares redeemed, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.

(f) Transaction Documents. On the Exchange Date, the Company and each of the Shareholders shall execute and deliver, as applicable, such additional instruments and documents as may be necessary or prudent, in the reasonable discretion of the Company and the Shareholders to consummate the transactions contemplated herein (collectively with this Agreement, the Warrants and the Notes, the “Transaction Documents”); and the Company shall cause its legal counsel to deliver to the Shareholders a legal opinion in substantially the form attached hereto as Exhibit C.

1.02 Ownership Limitation. Each Shareholder represents and covenants to the Company that neither the issuance of Common Stock pursuant to Section 1.01(a) above, nor upon exercise of the Warrants or conversion of the Notes will result in such Shareholder (individually or together with any other person or entity with whom such Shareholder has identified, or will have identified, itself as part of a “group” in a public filing made with the Securities and Exchange Commission (“SEC”) involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the outstanding shares of Common Stock or voting power of the Company on a post-transaction basis that assumes that the transactions contemplated hereby shall have occurred. Such Shareholder does not presently intend, alone or together with others, to make a public filing with the SEC to disclose that it has (or that it together with such other persons or entities have) acquired, or obtained the right to acquire, as a result of the transactions contemplated hereby (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that the transactions contemplated hereby shall have occurred.

1.03 Consent and Waiver. Each Shareholder hereby consents to (a) the exchange of all or any part of the outstanding Series A Shares (whether held by the Shareholder or any other person), upon the terms and conditions set forth in this Agreement, (b) the redemption of all or any part of the outstanding Series A Shares by payment in full in cash to any person or entity owning Series A Shares who is not a party to this Agreement of an amount up to the Stated Value and all accrued Dividends on such person’s Series A Shares through the date of payment; provided that such redemption is made by the Company within thirty days after the Exchange Date and (c) the Company’s noncompliance with the financial covenants set forth in the Preferred Stock Purchase Agreement for the quarter ended September 30, 2009. In addition, each Shareholder hereby waives (x) receipt of dividend payments on his or its Series A Shares and (y) all Dividends on his or its Series A Shares in excess of 10% per annum until the earlier of (i) the Exchange Date, (ii) May 1, 2010 or (iii) the termination of the Qualified Public Offering as evidenced by a written agreement between the Company and the underwriter or the filing by the Company of a Form RW with the SEC memorializing its application to withdraw the registration statement with respect to the Qualified Public Offering (i.e., notwithstanding anything to the contrary, from and after the Signing Date, the dividend rate on such Shareholder’s Series A Shares shall be 10% per annum until the earlier of the date set forth in (i), (ii) or (iii) above).

1.04 Consent of Noteholders. Each Shareholder who is also a holder of a Secured Promissory Note issued by the Company on June 18, 2009 hereby consents to (a) the exchange of all or any part of the outstanding Series A Shares (whether held by the Shareholder or any other person), upon the terms and conditions set forth in this Agreement, (b) the redemption of all or any part of the outstanding Series A Shares by payment in full in cash to any person or entity owning Series A Shares who is not a party to this Agreement of an amount up to the Stated Value and all accrued Dividends on such person’s Series A Shares through the date of payment; provided that such redemption is made by the Company within thirty days after the Exchange Date and (c) the Company’s noncompliance with the financial covenants set forth in the Preferred Stock Purchase Agreement for the quarter ended September 30, 2009.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder hereby represents and warrants to the Company as follows:

2.01 Ownership. The Shareholder is the sole record holder and beneficial owner of the Series A Shares set forth opposite the name of such Shareholder on Schedule I hereto. Such Series A Shares are free and clear of all liens, pledges, mortgages, charges, security interests or encumbrances of any kind. The Shareholder is not a party to any agreement or arrangement which will impose any such encumbrance upon the Series A Shares as a result of the transactions contemplated hereby.

2.02 Power and Authority; Enforceability. The Shareholder has the power and authority to execute and deliver this Agreement, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes a legal, valid, and binding obligation of the Shareholder, and is enforceable against the Shareholder in accordance with its terms.

2.03 Approvals. No consent, approval, authorization or order of any person, entity, court, administrative agency or governmental authority is required for the execution, delivery or performance of this Agreement by the Shareholder.

2.04 Conflicts. The execution, delivery and performance of this Agreement by the Shareholder will not (a) conflict with, or result in a breach of, or constitute a default under, or result in violation of, any agreement or instrument to which the Shareholder is a party or by which the property of the Shareholder is bound or (b) result in the violation of any applicable law or order, judgment, writ, injunction, decree or award of any court, administrative agency or governmental authority.

2.05 Acquiring for Investment. The Shareholder is acquiring the Securities for his or its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”). The Shareholder will not, directly or indirectly, offer, sell, pledge or otherwise transfer his or its Securities, or any interest therein, except pursuant to transactions that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. The Shareholder understands that the Shareholder must bear the economic risk of the Shareholder’s investment in the Securities indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities.

2.06 Accredited Investor Status. The Shareholder is: (a) an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act; (b) experienced in making investments of the kind contemplated by this Agreement; and (c) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Securities.

2.07 Information. The Shareholder has had the opportunity to discuss the transactions contemplated hereby with the Company’s officers and has had the opportunity to obtain such information pertaining to the Company as has been requested, including but not limited to, filings made by the Company with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Shareholder (a) can bear the economic risk of losing its entire investment in the Company and has adequate means for providing for its current financial needs and contingencies and (b) has the financial acumen and sophistication to make an informed investment decision with respect to the transactions contemplated hereby and the Securities to be issued hereunder, understands that such Securities are restricted and not freely tradable, and has had the opportunity to make inquiry to the Company regarding its operations and financial condition and has received answers to all of such questions. The Shareholder has reviewed the Company’s public filings with the SEC, including the risk factors set forth therein.

2.08 Exemption of Offering. The Shareholder understands that the Securities are being issued by the Company in reliance upon an exemption from the registration requirements of the Securities Act, and applicable state securities laws, and that the Company is relying upon the accuracy of, and the Shareholder’s compliance with, the Shareholder’s representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Shareholders as follows:

3.01 Organization; Good Standing. Each of Lumificient Corporation and Advanced Lighting Systems, LLC is a wholly-owned subsidiary of the Company. The Company is a corporation duly organized and existing in good standing under the laws of the state of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the failure so to qualify or be in good standing could reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect” means any effect which, individually or in the aggregate with all other effects, reasonably would be expected to be materially adverse to the business, operations, properties, financial condition, operating results or prospects of the Company taken as a whole, or on the transactions contemplated hereby.

3.02 Corporate Power and Authority; Enforceability. The Company has the corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which the Company is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents to which the Company is a party constitute the legal, valid, and binding obligation of the Company, and is enforceable against the Company in accordance with their respective terms.

3.03 Approvals. Except for (a) the consent of (i) the holders of the Series A Shares and (ii) the holders of the Company’s secured promissory notes dated June 18, 2009 (the “June 2009 Notes”)and (b) filings pursuant to applicable state and federal securities laws and as may be required by the rules and regulations of the Financial Industry Regulatory Authority and The NASDAQ Stock Market, no consent, approval, authorization or order of any person, entity, court, administrative agency or governmental authority is required for the execution, delivery or performance of this Agreement by the Company.

3.04 Conflicts. The execution, delivery and performance of this Agreement by the Company will not (a) conflict with, or result in a breach of, or constitute a default under, or result in violation of, any agreement or instrument to which the Company is a party or by which the property of the Company is bound or (b) result in the violation of any applicable law or order, judgment, writ, injunction, decree or award of any court, administrative agency or governmental authority.

3.05 Absence of Certain Changes. Except as set forth in Schedule 3.05 or disclosed in the documents publicly filed by the Company with the SEC (such documents, collectively, the “SEC Documents”), since December 31, 2008, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company.

ARTICLE IV

TRANSFER RESTRICTIONS

4.01 Transfer of Restricted Securities. Each Shareholder acknowledges that the Securities are restricted securities and are transferable only pursuant to: (a) an effective registration statement under the Securities Act pertaining to such securities; (b) Rule 144 of the SEC (or any similar rule or rules then in force) if such rule or rules are available; and (c) any other legally available means of transfer. In connection with the transfer of any Securities (other than a transfer described in clauses (a) or (b) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer.

4.02 Restrictive Legend. Each Shareholder acknowledges and agrees that, upon issuance pursuant to this Agreement, the Securities shall have endorsed thereon a legend in substantially the following form (and a stop-transfer order will be placed against transfer of the Securities until such legend has been removed):

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS.”

The certificate(s) representing the Securities will also bear any other legends required by applicable state securities laws.

4.03 Removal of Legend. The legend referred to in Section 4.02 (the “Legend”) shall be removed and the Company shall issue a certificate without such Legend to the holder of any Security upon which it is stamped, and a certificate for a security shall be originally issued without the Legend, if, (a) the sale of such Security is registered under the Securities Act, (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably satisfactory to the Company and its counsel (the reasonable cost of which shall be borne by the Company if, after six months, neither an effective registration statement under the Securities Act or Rule 144 is available in connection with such sale) to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act pursuant to an exemption from such registration requirements or (c) such Security can be sold pursuant to Rule 144 and the holder provides the Company with reasonable assurances that the Security can be so sold without restriction. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Each Shareholder agrees to sell all Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, in compliance with an exemption from the registration requirements of the Securities Act. In the event the Legend is removed from any Security or any Security is issued without the Legend and the Security is to be disposed of other than pursuant to a registration statement or pursuant to Rule 144, then prior to, and as a condition to, such disposition such Security shall be relegended as provided herein in connection with any disposition if the subsequent transfer thereof would be restricted under the Securities Act. Also, in the event the Legend is removed from any Security or any Security is issued without the Legend and thereafter the effectiveness of a registration statement covering the resale of such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to the Shareholder holding such Security, the Company may require that the Legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or Rule 144 or with respect to which the opinion referred to in clause (b) next above has not been rendered, which Legend shall be removed when such Security may be sold pursuant to an effective registration statement or Rule 144 or such holder provides the opinion with respect thereto described in Section 4.03(b).

4.04 Transfer Agent Instructions. The Company agrees that at such time as such Legend is no longer required under Section 4.03, it will, no later than ten (10) days following the delivery by a Shareholder to the Company or the Company’s transfer agent of a certificate representing Securities issued with a Legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Shareholder a certificate representing such Securities that is free from such Legend, registered in the name of each Shareholder or its nominee. The Company covenants that no instruction other than such instructions referred to in this ARTICLE IV, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company. Nothing in this Section shall affect in any way each Shareholder’s obligations and agreement set forth herein to resell the Securities in compliance with an exemption from the registration requirements of applicable securities laws. If (a) a Shareholder provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably satisfactory to the Company and its counsel (the reasonable cost of which shall be borne by the Company if, after six months, neither an effective registration statement under the Securities Act or Rule 144 is available in connection with such sale), to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration or (b) a Shareholder transfers Securities to an affiliate which is an accredited investor (within the meaning of Regulation D under the Securities Act) and which delivers to the Company in written form the same representations, warranties and covenants made by the Shareholders hereunder or pursuant to Rule 144, the Company shall permit the transfer and promptly instruct its transfer agent to issue one or more certificates in such name and in such denomination as specified by such Shareholder. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Shareholder by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this ARTICLE IV will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this ARTICLE IV, that a Shareholder shall be entitled, in addition to all other available remedies to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

ARTICLE V

CONDITIONS TO EACH SHAREHOLDERS OBLIGATION TO EXCHANGE

5.01 The obligation of each Shareholder hereunder to exchange his or its Series A Shares is subject to the satisfaction of each of the following conditions, provided that these conditions are for each Shareholder’s sole benefit and may be waived by such Shareholder at any time in such Shareholder’s sole discretion:

(a) The Company shall have consummated a Qualified Public Offering;

(b) The Company shall have executed and delivered this Agreement and the other Transaction Documents to which it is a party;

(c) The Company shall deliver the applicable Exchange Securities to such Shareholder against delivery by such Shareholder of his or its Series A Shares duly endorsed in blank for transfer to the Company, free and clear of any and all security interests or transfer, voting or other restrictions or encumbrances of any kind;

(d) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement; and

(e) There shall be no injunction, restraining order or decree of any nature of any court or governmental authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents.

ARTICLE VI

CONDITIONS TO THE COMPANY’S OBLIGATION TO EXCHANGE

6.01 The obligation of the Company hereunder to deliver Exchange Securities, as applicable, for Series A Shares is subject to the satisfaction, with respect to each Shareholder, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) The Company shall have consummated a Qualified Public Offering;

(b) Such Shareholder shall have executed and delivered this Agreement and the other Transaction Documents to which it is a party;

(c) Such Shareholder shall have delivered his or its Series A Shares to the Company duly endorsed in blank for transfer to the Company, free and clear of any and all security interests or transfer, voting or other restrictions or encumbrances of any kind;

(d) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement; and

(e) There shall be no injunction, restraining order or decree of any nature of any court or governmental authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents.

ARTICLE VII

MISCELLANEOUS PROVISIONS

7.01 Survival of Representations; Entire Agreement. All representations and warranties made by the Parties pursuant to this Agreement shall survive the execution and delivery of this Agreement. This Agreement and the other Transaction Documents constitute the entire understanding between the Parties with respect to the subject matter contained herein and therein and supersede any prior or contemporaneous understandings and agreements among them respecting such subject matter. Except as specifically set forth herein or therein, neither the Company nor any Shareholder makes any representation, warranty, covenant or undertaking with respect to such matters.

7.02 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the Delaware General Corporation Law (in respect of matters of corporation law) and the laws of the State of Delaware (in respect of all other matters) applicable to contracts made and to be performed in the State of Delaware. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts and state courts located in the State of Delaware in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and each Shareholder irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Company and each Shareholder further agrees that service of process upon the Company or such Shareholder, as applicable, mailed by first class mail in accordance with Section 7.08 shall be deemed in every respect effective service of process upon the Company or such Shareholder in any suit or proceeding arising hereunder. Nothing herein shall affect the right of a party hereto to serve process in any other manner permitted by law. The Parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The Parties hereto irrevocably waive any right to a trial by jury under applicable law

7.03 Amendments; Counterparts. Except as set forth in Section 7.04 below, this Agreement may be amended only by a written instrument duly executed by each of the Parties hereto. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterparts hereof to produce or account for any of the other counterparts. In order to facilitate execution of this Agreement, this Agreement may be duly executed and delivered by facsimile or other electronic transmission.

7.04 Further Assurances. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as any other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement. Each Party to this Agreement shall use its best efforts to cause the Company to comply with all NASDAQ rules applicable to the transactions contemplated by this Agreement so as to enable, to the fullest extent possible, consummation of the transactions contemplated by this Agreement without the requirement of obtaining stockholder approval thereof. In furtherance of the foregoing, each Party hereby agrees to the amendment of the terms of this Agreement, or the other Transaction Documents, or any of them, if such amendment is required to comply with applicable NASDAQ rules in order to consummate the transactions contemplated by this Agreement without the requirement of obtaining stockholder approval thereof. Such amendment shall not require the written consent or acknowledgement of each Shareholder, but each Shareholder shall be advised of such amendment in writing.

7.05 Arm’s Length Negotiations; Counsel for the Company. Each Shareholder expressly represents and warrants to the Company that (a) before executing this Agreement, said Shareholder has fully informed himself or itself of the terms, contents, conditions and effects of this Agreement; (b) said Shareholder has relied solely and completely upon his or its own judgment in executing this Agreement; (c) said Shareholder has had the opportunity to seek the advice of his or its own counsel and advisors before executing this Agreement; (d) said Shareholder has acted voluntarily and of his or its own free will in executing this Agreement; (e) said Shareholder is not acting under duress, whether economic or physical, in executing this Agreement; (f) this Agreement is the result of arm’s length negotiations conducted by and among the parties; and (g) said Shareholder acknowledges that the law firm of Lowndes, Drosdick, Doster, Kantor & Reed, P.A. has been retained by the Company to prepare this Agreement as legal counsel for the Company, that Lowndes, Drosdick, Doster, Kantor & Reed, P.A. does not represent any Shareholder in connection with the preparation or execution of this Agreement, and that Lowndes, Drosdick, Doster, Kantor & Reed, P.A. has not given any legal, investment or tax advice to any Shareholder regarding this Agreement. Lowndes, Drosdick, Doster, Kantor & Reed, P.A. is expressly intended as a beneficiary of the representations and warranties of the Shareholders contained in this Section 7.05.

7.06 Confidential Material Non-Public Information. The United States securities laws prohibit any person who has received from an issuer material, non-public information, including the information that is the subject matter of this Agreement and the other Transaction Documents, from purchasing or selling securities of the issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities. In addition, and without limiting the foregoing, each Shareholder will be subject to the applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, the short-swing profit provisions and restrictions on trading while in possession of material non-public information, which provisions may limit the timing of sales of any of the Company’s securities by Shareholders. The undersigned Shareholder agrees to keep and hold all such material, non-public information in strict confidence and trust and not to use or disclose any such material, non-public information.

7.07 Certain Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(b) “Common Stock” means the Common Stock, $0.001 par value, of the Company.

(c) “Market Value” means the consolidated closing bid price of the Company’s Common Stock as determined by applicable NASDAQ rules.

(d) “Qualified Public Offering” means the sale of Common Stock in an underwritten, firm commitment public offering by the Company pursuant to an effective registration statement under the Securities Act in which the aggregate gross proceeds to the Company are not less than $5,000,000.

(e) “Stated Value” means $5,000 per each Series A Share.

(f) “Warrant Coverage” means the number of shares of Common Stock issuable upon exercise of a Warrant. Warrant Coverage is expressed as a percentage equal to the number of shares of Common Stock issuable upon exercise of the Warrant divided by the number of shares issuable upon conversion of the original principal amount of the Note based on the original Conversion Price of the Note. Calculation of the number of shares based on the Warrant Coverage percentage is determined as follows:

[number of shares issuable upon exercise of Warrant] = [principal amount of Note] x [Warrant Coverage percentage] / [Conversion Price]

7.08 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by nationally-recognized overnight courier or by facsimile machine confirmed telecopy, and shall be deemed given and effective on the earliest of (a) the date of transmission if such notice or communication is delivered by fax prior to 5:30 p.m. (Eastern Time) on a Business Day, (b) the next Business Day after the date of transmission if such notice or communication is delivered via fax on a day that is not a Business Day or later than 5:30 p.m. (Eastern Time) on a Business Day, (c) the 2nd business day after the date of mailing if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be:

If to the Company:	Nexxus Lighting, Inc. 124 Floyd Smith Office Park Drive Suite 300 Charlotte, North Carolina 28262 Attention: Gary Langford, Chief Financial Officer Facsimile: 704-405-0422

with a copy to:	Lowndes, Drosdick, Doster, Kantor & Reed, P.A. 215 North Eola Drive Orlando, FL 32801 Attention: Suzan Abramson, Esq. Facsimile: 407-843-4444

If to any Shareholder, to such address set forth under such Shareholder’s name on the Signature Page executed by such Shareholder. Each party shall provide notice to the other parties of any change in address in the manner set forth in this Section 7.08.

7.09 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

7.10 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

NEXXUS LIGHTING, INC., a Delaware Corporation

By:	/s/ Michael A. Bauer
Michael A. Bauer, President and Chief Executive Officer

SHAREHOLDER:
Name of Shareholder

By:

Its:

Address of Shareholder:

(SIGNATURE PAGE)

SCHEDULE 1

TO PREFERRED STOCK EXCHANGE AGREEMENT

Shareholder Name	Series A Shares	Designated Option	Exchange Securities

Michael Brown	150.00

Todd A. Tumbleson IRA	125.96

Tebo Capital LLC SEP IRA	6.16

Tebo Capital LLC	71.85

Joseph C. Higday Revocable Trust	100.00

J. Shawn Chalmers Revocable Trust	205.29

Orion Investment Partners I, LLC	203.97

David G. & Lisa Suzanne Oscheln Trust UTA 8/22/01	50.00

Cascoh, Inc.	205.29

XXL Investments, LLC	30.00

Bicknell Family Holding Company, LLC	270.00

Martin C. Bicknell	30.00

Mike Buckman	5.00

Cynthia M. Mason and Robert L. Love, joint tenants	10.00

Daniel R. Henry	29.92

Ron Loew	20.00

William B. Baum & Karen K. Baum JTWROS	1.4875

Todd A. Tumbleson	48.00

Great American Investors, Inc.	8.2225